UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) January 9, 2014 (Date of earliest event reported) January 8, 2014

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2014, the Board of Directors of ONEOK, Inc. (“ONEOK”) formally approved the distribution (the “Distribution”) of all the shares of common stock of ONE Gas, Inc. (“ONE Gas”), a wholly owned subsidiary of ONEOK, to ONEOK’s shareholders. ONE Gas holds or will hold all of the assets and liabilities primarily associated with ONEOK’s natural gas distribution business. ONEOK will distribute one share of common stock of ONE Gas, par value $0.01 per share, for every four shares of ONEOK common stock held by ONEOK shareholders of record as of the close of business on January 21, 2014, the record date for the Distribution. The Distribution is expected to occur following close of business on January 31, 2014 (the “Distribution Date”). The Distribution is subject to the satisfaction or waiver by ONEOK of certain conditions described in ONE Gas’ Registration Statement on Form 10, as filed with the Securities and Exchange Commission (the “SEC”). In connection with the Distribution, the Board of Directors approved the election of certain directors and the appointment and resignation of certain officers as referenced below.

Departure of Officers

As previously disclosed, in connection with the Distribution, Mr. John W. Gibson will retire as Chief Executive Officer of ONEOK and will become non-executive chairman of ONEOK. Mr. Gibson’s retirement is effective as of the Distribution Date. Also in connection with the Distribution, Pierce H. Norton II will resign as an officer of ONEOK effective as of the Distribution Date, and Robert F. Martinovich will step down as Executive Vice President of Operations and has been appointed Executive Vice President of Commercial, replacing Pierce H. Norton II, effective as of the Distribution Date.

Election of Directors

On January 8, 2014, in connection with the Distribution, the Board of Directors approved the expansion of the number of directors of the Board of Directors of ONEOK from ten to eleven and elected Terry K. Spencer to serve as a member of the Board of Directors effective as of the Distribution Date. Mr. Spencer is expected to serve on the Executive Committee of the Board. Mr. Spencer has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

It is contemplated that ONEOK and Mr. Spencer will enter into an indemnification agreement for directors. This agreement will require ONEOK, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service. The agreement will also require ONEOK to advance all expenses incurred by the directors in investigating or defending any such action, suit or proceeding, subject to the terms contained in the agreement.

Appointment of Officers

As previously disclosed, in connection with the Distribution, the Board of Directors of ONEOK appointed Terry K. Spencer to serve as President and Chief Executive Officer of ONEOK effective as of the Distribution Date. The information regarding Mr. Spencer required under Items 401 (b), (d) and (e) of Regulation S-K is included on the Current Report on Form 8-K filed with the SEC on July 25, 2013.

In connection with the Distribution, the Board of Directors has appointed Wesley J. Christenson as Senior Vice President of Operations, replacing Mr. Martinovich, effective as of the Distribution Date.

Item 8.01. Other Events

On January 8, 2014, ONEOK issued a news release announcing that its Board of Directors has formally approved the separation of its natural gas distribution business from ONEOK and the Distribution as described in Item 1.01 above. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

II-1

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	News release, dated January 8, 2014

II-2

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: January 9, 2014	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	News release, dated January 8, 2014